                                                                     Exhibit 5.1

                      HELLER EHRMAN WHITE & MCAULIFFE LLP

September 11, 2003

Avanir Pharmaceuticals
11388 Sorrento Valley Road, Suite 200
San Diego, California 92121

RE: REGISTRATION STATEMENT ON FORM S-8 FOR 2,500,000 SHARES OF CLASS A COMMON STOCK

Ladies and Gentlemen:

           We have acted as counsel to Avanir Pharmaceuticals, a California corporation (the "Company"), in connection with the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 11, 2003 (as may be further amended or supplemented, the "Registration Statement") for the purpose of registering under Section 5 of the Securities Act of 1933 (the "Act") 2,500,000 shares of Class A Common Stock of the Company (the "Shares") issuable pursuant to the Company's 2003 Equity Incentive Plan (the "Plan").

           This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K under the Act.

           We have reviewed the Company's organizational documents, the Plan and the corporate proceedings taken by the Company in connection with the adoption of the Plan. For purposes of rendering this opinion, we have examined the originals or copies identified to our satisfaction as being true and complete copies of such corporate records, certificates of officers of the Company and public officials and such other documents, and have made such other factual and legal investigations, as we have deemed relevant, necessary or appropriate. In such examination, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as conformed or photocopies and the authenticity of the originals of such copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency and authority of such persons. As to facts material to the opinion expressed herein that were not independently established or verified by us, we have relied upon oral or written statements and representations of the Company and others.

           Based on such review, subject to the assumptions stated above and relying on the statements of fact contained in the documents, instruments, records, certificates, statements and representations described above, we are of the opinion that the Shares will be, when issued, delivered and paid for pursuant to and in accordance with the terms of the Plan, duly authorized, legally issued, fully paid and non-assessable.

(HELLER EHRMAN LETTERHEAD)

                                                              September 11, 2003
                                                                          Page 2

           This opinion is limited to the federal law of the United States of America and the General Corporation Law of the State of California, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

           We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus that is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or
Item 509 of Regulation S-K.

           This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Shares.

                                        Very truly yours,

                                        /s/ Heller Ehrman White & McAuliffe LLP